Exhibit 10.2

THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH WARRANTS AND SHARES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

ADITX THERAPEUTICS, INC.

COMMON STOCK PURCHASE WARRANT

March 8, 2018

Warrant No.: 001

FOR VALUE RECEIVED, the undersigned, ADiTx Therapeutics, Inc., a Delaware corporation (the “Company”), hereby certifies that Sekris Biomedical, Inc., a Delaware corporation with a principal place of business at 5 E. Citrus Avenue, Suite 201, Redlands, California 92373, or its registered assigns, is the registered holder (the “Holder”), of this Common Stock Purchase Warrant (the “Warrant”) and is entitled to purchase from the Company up to 1,000,000 shares (the “Warrant Shares”) of common stock, $0.001 par value per share, of the Company (the “Common Stock”), subject to the terms, conditions, and adjustment as set forth in this Warrant.

1. Warrant to Purchase Common Stock. The Holder shall have the right to purchase all or any part of the Warrant Shares at a price per Warrant Share equal to $2.00 per Warrant Share (the “Exercise Price”).

2. Right to Exercise Warrants. The rights represented by this Warrant may be exercised for any number of Warrant Shares represented by this Warrant at any time from the date hereof until March 8, 2023 (the “Expiration Date”).

3. Exercise of Warrant.

3.1 Manner of Exercise. This Warrant may only be exercised by the Holder hereof, in accordance with the terms and conditions hereof, in whole or in part with respect to any portion of this Warrant, into shares of Common Stock, during normal business hours on any day other than a Saturday or a Sunday or a day on which commercial banking institutions in Los Angeles, California are authorized by law to be closed (a “Business Day”) on or prior to the Expiration Date, with respect to such portion of this Warrant, by (i) surrender of this Warrant to the Company at its office maintained pursuant to Section 7.2(a) hereof, (ii) delivery of a properly executed Election to Purchase Form, attached hereto as Exhibit A, and (iii) payment to the Company of the Exercise Price (if the payment is made by check, after funds have cleared the bank) for the number of Warrant Shares specified in the above mentioned purchase form together with applicable stock transfer taxes, if any.

3.2 When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered and the Election to Purchase Form and payment of the Exercise Price is received (if funds are received by check, when the funds have cleared the bank) by the Company as provided in Section 3.1 hereof (“Exercise Date”), and, at such time, the corporation, association, partnership, trust, organization, business, individual, government or political subdivision thereof or a governmental agency (a “Person” or the “Persons”) in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon exercise as provided herein shall be deemed to have become the holder or holders of record thereof. Once all or any portions of this Warrant is exercised and accepted by the Company, all transactions are final and irrevocable.

3.3 Delivery of Stock Certificates. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within Fifteen (15) Business Days thereafter, the Company will cause to be issued in the name of and delivered to the Holder hereof or, subject to Section 8 hereof, as the Holder (upon payment by the Holder of any applicable transfer taxes):

(a) either non-certificated shares or certificate(s), in paper or electronic form (with appropriate restrictive legends, as applicable) for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock to which the Holder shall be entitled upon exercise; Notwithstanding the foregoing, no fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(b) in case exercise is in part only, a new Warrant of like tenor, dated the date hereof and calling in the aggregate on the face thereof for the number of shares of Common Stock equal to the number of shares called for on the face of this Warrant minus the number of shares designated by the Holder upon exercise as provided in Section 3.1 hereof (without giving effect to any adjustment thereof).

3.4 Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of rights presented by this Warrant will, upon issuance by the Company, be validly issued, fully paid and nonassessable, and free from preemptive rights and free from all taxes, liens and charges with respect thereto. The Company further covenants and agrees that, from and after the date of issuance of the Warrant and during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

4. Adjustment of Rights.

4.1 Stock Dividends, Stock Splits, Etc. If the Company declares or pays a stock dividend on its Common Stock payable in Common Stock or other securities, or subdivides the outstanding Common Stock into a greater amount of Common Stock, then upon exercise of this Warrant, for each Warrant Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Warrant Shares of record as of the date the dividend or subdivision occurred.

4.2 Reclassifications, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise of this Warrant, Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that Holder would have received for the Warrant Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.2, including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 4.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

4.3 Adjustments for Combinations, Etc. If the outstanding shares of Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

4.4 Merger or Consolidation. In case of any consolidation of the Company with, or merger of the Company into any other corporation, or in the case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the registered holder of the Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore subject to acquisition upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore subject to acquisition and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant.

5. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant but will at all times carry out all such terms and take all such action as may be reasonably necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

6. Restrictions on Transfer.

6.1 Restrictive Legends. This Warrant and each Warrant issued upon transfer or in substitution for this Warrant pursuant to Section 7, each certificate for Common Stock issued upon the exercise of any Warrant and each certificate issued upon the transfer of any such Common Stock shall be transferable only upon satisfaction of the conditions specified in this Section 6 and Section 7.4. Each of the foregoing securities shall be stamped or otherwise imprinted with a legend reflecting the restrictions on transfer set forth in Section 6 and Section 7.4 hereof and any restrictions required under the Securities Act of 1933, as amended (the “Act”).

6.2 Notice of Proposed Transfer; Opinion of Counsel. Prior to any transfer of any securities which are not registered under an effective registration statement under the Act (“Restricted Securities”), the Holder will give written notice to the Company of the Holder’s intention to affect a transfer and to comply in all other respects with this Section 6.2. Each notice (i) shall describe the manner and circumstances of the proposed transfer, and (ii) shall designate counsel for the Holder giving the notice. The Holder giving notice will submit a copy thereof to the counsel designated in the notice. The following provisions shall then apply:

(a) If in the opinion of counsel for the Holder reasonably satisfactory to the Company the proposed transfer may be effected without registration of Restricted Securities under the Act (which opinion shall state the basis of the legal conclusions reached therein), the Holder shall thereupon be entitled to transfer the Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company. Each certificate representing the Restricted Securities issued upon or in connection with any transfer shall bear the restrictive legends required by Section 6.1 hereof.

(b) If the opinion called for in (a) above is not delivered, the Holder shall not be entitled to transfer the Restricted Securities until either (x) receipt by the Company of a further notice from such Holder pursuant to the foregoing provisions of this Section 6.2 and fulfillment of the provisions of clause (a) above, or (y) such Restricted Securities have been effectively registered under the Act.

(c) Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Common Stock or Common Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Common Stock when (1) such security shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the Securities Act, or (3) a letter shall have been issued to the Holder at its request by the staff of the Securities and Exchange Commission (the “SEC”) or a ruling shall have been issued to the Holder at its request by the SEC stating that no action shall be recommended by such staff or taken by SEC, as the case may be, if such security is transferred without registration under the Securities Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Holder or holder of a share of Common Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such shares of Common Stock not bearing any restrictive legend.

7. Ownership, Transfer and Substitution of Warrant.

7.1 Ownership of Warrant. The Company may treat the person in whose name this Warrant is registered in the Warrant Register maintained pursuant to Section 7.2(b) hereof as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Section 6 hereof, this Warrant, if properly assigned, may be exercised by a new holder without a new Warrant first having been issued.

7.2 Office; Transfer and Exchange of Warrant.

(a) The Company maintains a mailing address at 11161 Anderson Street, Suite 105-10014 Loma Linda, California 92354 as the office where notices, presentations and demands in respect of this Warrant may be made upon it until the Company notifies the holder of this Warrant of any change of location of the office.

(b) The Company shall cause to be kept at its office maintained pursuant to Section 7.2(a) hereof a Warrant Register for the registration and transfer of this Warrant. The names and addresses of holders of this Warrant, the transfers thereof and the names and addresses of transferees of this Warrant shall be registered in such Warrant Register. The Person in whose name any Warrant shall be so registered shall be deemed and treated as the owner and holder thereof for all purposes of this Warrant, and the Company shall not be affected by any notice or knowledge to the contrary.

(c) Upon the surrender of this Warrant, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 7.2(a) hereof, the Company at its expense will (subject to compliance with Section 6 hereof, if applicable) execute and deliver to or upon the order of the Holder thereof a new Warrant of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face thereof for the number of shares of Common Stock called for on the face of this Warrant so surrendered.

7.3 Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any mutilation, upon surrender of this Warrant for cancellation at the office of the Company maintained pursuant to Section 7.2(a) hereof, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

7.4 Restrictions on Transfer. In addition to the restrictions on transfer set forth in Section 7 hereof, neither this Warrant nor any portion of this Warrant may be transferred without the consent of the Company.

8. No Rights or Liabilities as Stockholder. No Holder shall be entitled to vote or receive dividends or be deemed the holder of any shares of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have become deliverable, as provided herein. The Holder will not be entitled to share in the assets of the Company in the event of liquidation, dissolution or the winding up of the Company.

9. Notices of Record Date. Etc. In case the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any stock dividend or other non-cash distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company; or of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the registered holder of this Warrant a notice specifying, as the case may be: (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice unless such prior notice is waived by the registered holder of this Warrant. Provided, however, that the failure by the Company to provide such notice shall not invalidate any such action.

10. Notices. Any notice or other communication in connection with this Warrant shall be deemed to be given if in writing (or in the form of a facsimile) addressed as hereinafter provided and actually delivered at said address: (a) if to any Holder, at the registered address of such holder as set forth in the Warrant Register kept at the office of the Company maintained pursuant to Section 7.2(a) hereof, or (b) if to the Company, to the attention of its Chief Executive Officer at its office maintained pursuant to Section 7.2(a) hereof; provided, however, that the exercise of any Warrant shall be effective in the manner provided in Section 3 hereof.

11. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the issuance of shares of Common Stock underlying this Warrant upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificate for shares of Common Stock underlying this Warrant in a name other that of the Holder. The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving shares of Common Stock underlying this Warrant upon exercise hereof.

12. Warrant Agent The Company shall serve as warrant agent under this Warrant. Upon thirty (30) days notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or stockholders services business shall be successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

13. Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from the Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

14. Governing Law This Warrant shall be governed by and construed in accordance with the laws of Delaware, without regard for its conflict of laws rules.

1 5 . Successors All of the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributes, successors and assigns.

1 6 . Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant to be duly executed as of the date first above written.

ADITX THERAPEUTICS, INC.

By:	/s/ Amro Albanna
Amro Albanna
Chief Executive Officer

EXHIBIT A

ELECTION TO PURCHASE

TO:	ADITX THERAPEUTICS, INC.	DATED: __________________, _______

The registered holder of the attached Warrant as named below (the “Holder”) hereby subscribes for __________ shares of the Common Stock of ADiTx Therapeutics, Inc., a Delaware corporation, covered by the attached Warrant and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered by physical delivery of a certificate to:

[ SIGNATURE OF HOLDER]

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of authorized Signatory:

Date: